UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 2, 2006

Fremont General Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-08007	95-2815260
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2425 Olympic Boulevard , 3rd Floor, Santa Monica, California		90404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 315-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The Board of Directors of Fremont General Corporation previously entered into management continuity agreements (each an "Agreement") with the following individuals: Alan W. Faigin, Patrick E. Lamb and Kyle R. Walker (each an "Executive"). Each Agreement would have terminated on August 7, 2006 unless extended by mutual agreement between the Executive and FGC (and Fremont Investment & Loan for Kyle R. Walker).

The Board has entered into agreements with the Executives to extend the term of each Agreement for three years.

The Company has entered into management continuity agreements with certain other key employees of the Company and its subsidiary companies that have substantially the same terms as those with Mr. Faigin, Mr. Lamb and Mr. Walker, except for base salary amounts.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Amendment to Extend the Term of the Management Continuity Agreement for Alan W. Faigin.

10.2 Amendment to Extend the Term of the Management Continuity Agreement for Patrick E. Lamb.

10.3 Amendment to Extend the Term of the Management Continuity Agreement for Kyle R. Walker.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fremont General Corporation

August 3, 2006	By:	/s/ PATRICK E. LAMB

Name: PATRICK E. LAMB
Title: Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer (Principal Accounting Officer)

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Exhibit Index

Exhibit No.	Description

10.1	Amendment to Extend the Term of the Management Continuity Agreement for Alan W. Faigin.
10.2	Amendment to Extend the Term of the Management Continuity Agreement for Patrick E. Lamb.
10.3	Amendment to Extend the Term of the Management Continuity Agreement for Kyle R. Walker.